Exhibit 99.1

Russell G. Worden Director External Relations

March 20, 2014

Dear Parties to I.12-10-013:
Re:    Conference to Discuss Settlement of SONGS OII

Pursuant to Rule 12.1(b) of the Commission’s Rules of Practice and Procedure, Southern California Edison Company (“SCE”), San Diego Gas & Electric Company, The Utility Reform Network, and the Office of Ratepayer Advocates will hold a conference for the purpose of discussing settlement of the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings that have been consolidated therewith (including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014).

All parties to I.12-10-013 are welcome to participate in this conference. Pursuant to Rule 12.1(b), attendance at this conference will be limited to the parties and their representatives. The conference will be held on March 27, 2014 at 10 am. Parties who wish to participate in this conference may attend in person at the following address:

Opera Plaza Community Room
601 Van Ness Avenue, Mezzanine Level
San Francisco, CA 94102

Sincerely,

/s/ Russell G. Worden

Russell G. Worden
Director
Case Manager, I.12-10-013

2244 Walnut Grove Ave.
Rosemead, California 91770
(626) 302-4177
russell.worden@sce.com